UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 25, 2007
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On June 25, 2007, Neurogen Corporation issued a press release announcing positive top-line results from two dose-ranging, Phase 2b clinical trials in chronic insomnia patients with the Company’s proprietary insomnia agent, NG2-73, an alpha-3 preferring GABA(A) partial agonist. Multiple formulations were studied in each trial to determine the best profile for rapidity of sleep onset and maintenance of sleep through the night without residual sedation the next day.

The objective of the first trial - study 202 - was to measure efficacy in sleep maintenance, or the ability to maintain sleep throughout the night after falling asleep.  In this study, NG2-73 achieved statistically significant results versus placebo (overall p<0.001) at all doses tested in the primary endpoint of sleep maintenance (measured by Wake After Sleep Onset - or WASO).  Study 202 was the first study in which NG2-73 has been studied for sleep maintenance in chronic insomnia patients and confirms efficacy in this group. It included eight different controlled release doses of the compound.

The objective of the second trial – study 203 – was to demonstrate efficacy in sleep onset, or the amount of time it takes to fall asleep, in chronic insomnia patients.  In this study, NG2-73 achieved statistically significant results versus placebo (overall p<0.0001) at all doses tested in the primary endpoint of sleep onset (measured by Latency to Persistent Sleep – or LPS on the first two nights of treatment).  Study 203 included two immediate release forms and three controlled release doses of NG2-73.

Study 202: primary endpoint sleep maintenance

Study 202 was a randomized, double-blind, placebo-controlled, cross-over study conducted at five sites in the U.S.  It was designed to determine the safety and efficacy of eight different dose and formulation profiles of NG2-73 compared to placebo. Total doses ranged from 3 mg to 12 mg. The primary endpoint was wake after sleep onset (WASO).  In addition, sleep onset, as measured by latency to persistent sleep (LPS) and additional measures of sleep maintenance were explored in several secondary endpoints.  The study was completed by 36 patients with chronic insomnia, aged up to 64 years. Each patient was randomly assigned to five treatment periods of study drug or placebo. The three nights of each treatment period were conducted in a sleep lab. The first two nights employed polysomnography to objectively measure various sleep parameters and PK testing occurred on the third night. Each WASO assessment was an average of two nights of sleep lab PSG measurements. PSG and PK data will be used to create exposure/response relationships in PK/PD models to determine optimum dose/formulations.

In top-line results of Study 202, NG2-73 demonstrated statistically significant improvement over placebo for reducing WASO at all dose and formulation profiles tested. Eight distinct dose and formulation profiles were tested in addition to placebo.

The following table shows mean WASO totals in minutes for each arm of the study:

	Placebo	5mg “A”	10mg “A”	1mg IR+ 2mg “A”	2mg IR+ 4mg “C”	2mg IR+ 5mg “A”	2mg IR+ 5mg “B”	2mg IR+ 10mg “B”	3mg IR+ 2mg “A”
WASO (mean -minutes)	73.4	62.7	44.6	53.5	41.7	48.2	50.8	48.0	61.2
p value (compared to placebo)		0.033	<0.001	<0.001	<0.001	0.001	0.017	<0.001	0.020
IR--basic, or immediate release formulation of NG2-73
Different sustained formulations are designated as “A,” “B,” or “C”

Study 203: primary endpoint sleep onset

Study 203 was a randomized, double-blind, placebo-controlled, parallel group study conducted at 21 sites in the U.S. It was designed to determine the safety and efficacy of five different dose and formulation profiles of NG2-73 compared to placebo.  Total doses ranged from 3 mg to 7 mg. The primary endpoint was the time it takes to fall asleep as defined by Latency to Persistent Sleep (LPS) on the first two nights of treatment.  Sleep maintenance was also explored in several secondary endpoints.  The study included 258 chronic insomnia patients, aged up to 64 years, who received study drug or placebo for approximately 14 days. The first two and last four nights of the study were performed in sleep labs and polysomnography was used to measure various sleep parameters. Each LPS assessment was an average of two nights of sleep lab PSG measurements.  For the interim period of the study, patients self-medicated in their homes and kept sleep diaries. Approximately one-third of patients returned to the sleep lab for an additional night for PK testing. PSG and PK data will be used to create exposure/response relationships in PK/PD models to determine optimum dose/formulations.

In top-line results of Study 203, NG2-73 demonstrated statistically significant improvement over placebo for reducing LPS on the first two nights of treatment at all dose and formulation profiles tested. Five treatment arms were tested in addition to placebo.

The following table shows mean LPS difference from baseline in minutes:
	Placebo	3mg IR	7mg IR	1mg IR+ 2mg “A”	3mg IR+ 2mg “A”	2mg IR+ 5mg “B”
LPS (mean -minutes difference from baseline)	-23.2	-48.3	-56.4	-52.2	-47.2	-47.1
p value (compared to placebo)		0.0002	<0.0001	0.0008	0.0016	0.0005
IR--basic, or immediate release formulation of NG2-73
Different sustained formulations are designated as “A” or “B”

Safety Profile

In both studies, NG2-73 was safe and well tolerated at all doses tested. One drug-related SAE was observed.  The favorable safety and tolerability profile of NG2-73 observed in studies 202 and 203 was consistent with that observed in previous studies.  NG2-73 has now been tested in more than 600 subjects.

Secondary Endpoints

Both studies included several secondary (exploratory) endpoints to obtain additional data on sleep onset, sleep maintenance and potential side-effects.  These measures included LPS, WASO, Total Sleep Time (TST), Sleep Efficiency (SE), Wake Time During Sleep (WTDS), Digit Symbol Substitution Test (DSST) and Visual Analog Scales (VAS) on sedation, With regard to secondary endpoints, data from Study 202 – the sleep maintenance study - were internally consistent and statistically significant with respect to sleep onset and maintenance.  In this study, the controlled release formulation using matrix “A” described above generally performed best on all parameters with no next-day residual sedation effects.  In study 203 - the sleep onset study – sleep maintenance, as measured by the secondary endpoints described above, was not observed. In both studies, as expected, residual effects as measured by DSST, were observed in higher doses and with formulations with more prolonged release profiles.

Neurogen Safe Harbor Statement
The information in this Form 8-K contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate to activities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.  Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  For such statements, Neurogen claims the protection of applicable laws.  Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies.  Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: June 25, 2007	Title: Executive Vice President and Chief Operating Officer